SCHEDULE 14A INFORMATION

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.       )

Filed by the Registrant [   ]

Filed by a party other than the Registrant [X]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[X]	Soliciting Material under §240.14a-12

Sorrento Therapeutics, Inc.

(Name of Registrant as Specified in Its Charter)

Ernst-Günter Afting, Ph.D., M.D.

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On August 8, 2012, Ernst-Günter Afting (“Afting”) delivered a notice (the “Nomination Letter”) to the Corporate Secretary of Sorrento Therapeutics, Inc. (“Sorrento”, or the “Company”) of his intent to nominate a new slate of directors for election to the board of directors of the Company at the Company’s 2012 annual meeting of stockholders (the “2012 Annual Meeting”) to be held on September 6, 2012, or any adjournment or postponement thereof. The Nomination Letter is incorporated herein and attached hereto as Exhibit 1.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY AFTING FROM THE STOCKHOLDERS OF SORRENTO FOR USE AT ITS 2012 ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANT IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANT IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT (IF AND WHEN AVAILABLE) WITHOUT CHARGE UPON REQUEST. INFORMATION RELATING TO THE PARTICIPANT IN A POTENTIAL PROXY SOLICITATION IS CONTAINED IN EXHIBIT 1 HERETO AND IS INCORPORATED HEREIN.